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                                IFR SYSTEMS, INC.
        EXHIBIT (11.0) - STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

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                                         THREE MONTHS ENDED    SIX MONTHS ENDED
                                            DECEMBER 31,         DECEMBER 31,
                                         1998       1997      1998         1997
                                        -----      -----      -----       -----
                                         (000'S OMITTED, EXCEPT PER SHARE DATA)
BASIC:
Average shares outstanding              8,208       8,228      8,206       8,198
                                      --------    -------    --------    -------
                                      --------    -------    --------    -------
Net income (loss)                     $  (401)    $ 2,291    $(2,041)    $ 4,166
                                      --------    -------    --------    -------
                                      --------    -------    --------    -------
Per share amount                      $ (0.05)    $  0.28    $ (0.25)    $  0.51
                                      --------    -------    --------    -------
                                      --------    -------    --------    -------
DILUTED:
Average shares outstanding              8,208       8,228      8,206       8,198
Net effect of dilutive stock
    options-based on the treasury
    stock method using the average
    market price                           14         483         52         434
                                      --------    -------    --------    -------
Totals                                  8,222       8,711      8,258       8,632
                                      --------    -------    --------    -------
                                      --------    -------    --------    -------
Net income (loss)                     $  (401)    $ 2,291    $(2,041)    $ 4,166
                                      --------    -------    --------    -------
                                      --------    -------    --------    -------
Per share amount (A)                  $ (0.05)    $  0.26    $ (0.25)    $  0.48
                                      --------    -------    --------    -------
                                      --------    -------    --------    -------

(A) - Since the per share amounts for the FY99 interim periods are antidilutive, the face of the statements of operations reflects diluted per share amounts equal to the basic per share amounts.
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